Exhibit 99.1

FSK Announces Earnings Release and Conference Call Schedule for Third Quarter 2024; Declares Fourth Quarter 2024 Distribution of $0.70 per share

PHILADELPHIA AND NEW YORK – October 9, 2024 – FS KKR Capital Corp. (NYSE: FSK) announced today plans to release its third quarter 2024 results after the close of trading on the New York Stock Exchange on Wednesday, November 6, 2024, and that its board of directors has declared a fourth quarter 2024 distribution of $0.70 per share.

FSK will host a conference call at 9:00 a.m. (Eastern Time) on Thursday, November 7, 2024, to discuss its third quarter 2024 results. All interested parties are welcome to participate via telephone or live webcast. Domestic callers can access the conference call toll free by dialing +1 (800) 715-9871. International callers can access the conference call by dialing +1 (646) 307-1963. All callers are asked to dial in 10 minutes prior to the call and reference conference ID 4020608. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkradvisor.com under Events.

An investor presentation of financial information will be available by visiting the Investor Relations section of FSK’s website, under Presentations after the market close on Wednesday, November 6, 2024.

A replay of the call will be available beginning shortly after the end of the call by visiting the Investor Relations section of FSK’s website, under Events or by using the following URL: https://edge.media-server.com/mmc/p/sf6nn9zu.

Declaration of Distribution for Fourth Quarter 2024

FSK’s board of directors has declared a cash distribution for the fourth quarter of $0.70 per share, consisting of a base distribution of $0.64 per share and a supplemental distribution of $0.06 per share, which will be paid on or about December 18, 2024 to stockholders of record as of the close of business on December 4, 2024.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to FSK.

FS Investments is a global alternative asset manager dedicated to delivering superior performance and innovative investment and capital solutions. The firm manages over $82 billion in assets for a wide range of clients, including institutional investors, financial professionals and individual investors. FS Investments provides access to a broad suite of alternative asset classes and strategies through its best-in-class investment teams and partners. With its diversified platform and flexible capital solutions, the firm is a valued partner to general partners, asset owners and portfolio companies. FS Investments is grounded in its high-performance culture and guided by its commitment to building value for its clients, investing in its colleagues and giving back to its communities. The firm has more than 500 employees across offices in the U.S., Europe and Asia and is headquartered in Philadelphia.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

Contact Information:

Investor Relations Contact
Anna Kleinhenn
anna.kleinhenn@fsinvestments.com

Media (FS Investments)
Melanie Hemmert
media@fsinvestments.com